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                                                                  May 24, 2004



William Blair & Company, L.L.C.
222 West Adams Street
Chicago, IL  60606

     Re:  Management Agreement with William Blair Funds dated
          December 15, 1999 (the "Management Agreement")

Ladies and Gentlemen:

     Pursuant to Section 2 of the Management Agreement, we are hereby providing notification of two new series of the William Blair Funds to be called "William Blair International Equity Fund" and "William Blair Institutional International Equity Fund" (the "New Portfolios"). Attached hereto are amended Appendix A and B to the Management Agreement to reflect, among other things, the appropriate management fees and initial term end for the New Portfolios.

     By acknowledging below, you agree to render the investment advisory and management services to the New Portfolios under the terms of the Management Agreement and the amended Appendix A and B attached hereto.

                                                   WILLIAM BLAIR FUNDS

                                                   By:  /s/ Marco Hanig
                                                      --------------------------
                                                   Name:  Marco Hanig
                                                   Its:   President

Accepted this 24th day
of May, 2004.

WILLIAM BLAIR & COMPANY, L.L.C.

By:  /s/ Timothy L. Burke
   -----------------------------
Name: Timothy L. Burke
Its:  Principal & CFO

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                                   APPENDIX A

                                 MANAGEMENT FEES

William Blair Growth Fund:

     .75% of average daily net assets

William Blair Tax-Managed Growth Fund:

     .80% of average daily net assets

William Blair Large Cap Growth Fund:

     .80% of average daily net assets

William Blair Small Cap Growth Fund:

     1.10% of average daily net assets

William Blair International Growth Fund:

     1.10% of the first $250 million of average daily net assets; plus 1.00% of average daily net assets over $250 million

William Blair Value Discovery Fund:

     1.15% of average daily net assets

William Blair Income Fund:

     .25% of the first $250 million of average daily net assets; plus .20% of average daily net assets over $250 million; plus
     5.00% of the gross income earned by the Portfolio

William Blair Ready Reserves Fund:

     .275% of the first $250 million of average daily net assets; plus .250% of the next $250 million of average daily net assets; plus .225% of the next $2,000 million of average daily net assets; plus .200% of the average daily net assets over $2,500 million

William Blair Institutional International Growth Fund

     1.00% of the first $500 million of average daily net assets; plus 0.95% of the next $500 million of average daily net assets; plus 0.90% of the average daily net assets over $1 billion

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William Blair Small-Mid Cap Growth Fund

     1.00% of average daily net assets

William Blair International Equity Fund


     1.10% of the first $250 million of average daily net assets; plus 1.00% of the average daily net assets over $250 million


William Blair Institutional International Equity Fund

     1.00% of the first $500 million of average daily net assets; plus 0.95% of the next $500 million of average daily net assets; plus 0.90% of the average daily net assets over $1 billion

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                                   APPENDIX B

                           DATE OF END OF INITIAL TERM

     For the William Blair Growth Fund, the William Blair International Growth Fund, the William Blair Value Discovery Fund, the William Blair Income Fund and the William Blair Ready Reserves Fund:

     April 30, 2000

     For the William Blair Tax-Managed Growth Fund, the William Blair Large Cap Growth Fund and the William Blair Small Cap Growth Fund:

     April 30, 2001

     For the William Blair Institutional International Growth Fund:

     April 30, 2004

     For the William Blair Small-Mid Cap Growth Fund:

     April 30, 2005

     For the William Blair International Equity Fund and the Institutional International Equity Fund:

     April 30, 2006